EXHIBIT 99.1

                                  KEITH B. HALL

July 7, 2008

To:      Board of Directors & Shareholders
         Blue Holdings, Inc.

Subject:  Resignation From the Board of Blue Holdings, Inc.



I'm writing to inform you of my decision to resign from the Board of Blue Holdings, Inc.

As you are aware, the Board has been trying to sort out an issue concerning the correction of past amounts owed to its Chairman. Recently the Board has voted on various proposals to resolve this matter. The Board votes were deadlocked, with the Chairman recusing himself.

This issue has dragged on far too long, influencing the Company's ability to file financial statements and probably operate effectively.

I have great confidence in the new management team, especially Glenn Palmer and Eric Hohl, CEO and CFO, respectively. However, their chances of success would probably improve measurably if this matter were resolved, allowing them to focus on running the business.

Rather than let the deadlock over this issue continue interfering with the work required of management to turn the company around, I choose to resign from the Board.


Sincerely,

/s/ Keith B. Hall
--------------------------------
Keith B. Hall